Exhibit 4.4

AMENDMENT NO. 8

TO MASTER REPURCHASE AGREEMENT

Amendment No. 8 to Master Repurchase Agreement, dated as of March 11, 2004 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer” and FAMILY LENDING SERVICES, INC. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of October 5, 2001, as amended by Amendment No. 1, dated as of December 28, 2001, Amendment No. 2, dated as of March 1, 2002 Amendment No. 3, dated as of October 4, 2002, Amendment No. 4, dated as of October 9, 2002, Amendment No. 5, dated as of November 18, 2002, Amendment No. 6, dated as of January 15, 2003 and Amendment No. 7, dated as of September 18, 2003 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. The definition of “Termination Date” is hereby amended by deleting it in its entirety and replacing it with the following:

““Termination Date” means the earlier of (a) May 28, 2004, or (b) the date of the occurrence of an Event of Default.”

SECTION 2. Conditions Precedent. This Amendment shall become effective on March 11, 2004 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3. Representations and Warranties. Seller hereby represents and warrants to the Buyer that, as of the date hereof, it is in compliance in all material respects with the terms and provisions set forth in the Existing Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Master Repurchase Agreement.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 7. Acknowledgement of Anti-Predatory Lending Policies. Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

	By:		/s/ BRUCE S. KAISERMAN

		Name:	Bruce S. Kaiserman
		Title:	Vice President

Seller:	FAMILY LENDING SERVICES, INC. as Seller

	By:		/s/ RICHARD N. AMBROSE

		Name:	Richard N. Ambrose
		Title:	President

By:		/s/ JOHN M. STEPHENS

	Name:	John M. Stephens
	Title:	Assistant Treasurer